UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2014, Atlas Energy Holdings Operating Company, LLC and Atlas Resource Finance Corporation (collectively the “Issuers”), wholly-owned subsidiaries of Atlas Resource Partners, L.P. (“ARP”), completed the issuance and sale of an additional $100 million aggregate principal amount of their 7.750% Senior Notes due 2021 (the “Notes”). The Notes were offered and sold in a private transaction under Rule 144A and Regulation S of the Securities Act of 1933, as amended, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act. The Notes are unconditionally guaranteed by ARP and its wholly-owned subsidiaries (other than Atlas Energy Securities, LLC and its subsidiary) (the “Guarantors”).

The Notes were issued pursuant to an existing indenture dated as of January 23, 2013 (the “Base Indenture”) among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of June 2, 2014 among the Issuers, the Guarantors and the Trustee (the “Supplemental Indenture”).

The Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers dated as of June 2, 2014. Under the Registration Rights Agreement, the Issuers and the Guarantors will cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their reasonable best efforts to cause the exchange offer to be consummated not later than 270 days after the issuance of the Notes. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

This summary of the Supplemental Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, on June 2, 2014, the Issuers completed an offering of $100 million of the Notes. The Base Indenture and Supplemental Indenture governing the Notes are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Indenture dated as of January 23, 2013

10.2	Supplemental Indenture dated as of June 2, 2014

10.3	Registration Rights Agreement dated as of June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

Date: June 3, 2014	By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indenture dated as of January 23, 2013(1)

10.2	Supplemental Indenture dated as of June 2, 2014

10.3	Registration Rights Agreement dated as of June 2, 2014

(1)	Previously filed as an exhibit to the Partnership’s Current Report on Form 8-K filed on January 25, 2013.